Exhibit 99.1

PLX TECHNOLOGY, INC. REPORTS FOURTH-QUARTER, FISCAL YEAR 2009 FINANCIAL RESULTS

Fourth Quarter Results
•	Record Revenue $26.6 Million
•	Record PCI Express Unit, Dollar Shipments
•	Return to Profitability – Net Income $2.6 Million

2009 Year Results
•	Record revenue $82.8 million, up $1.8 million, 2 Percent Year-over-Year

SUNNYVALE, Calif. – (January 25, 2010) – PLX Technology, Inc. (NASDAQ: PLXT) today announced record fourth-quarter revenues of $26.6 million and net income of $2.6 million, or $0.07 per share (diluted).

For 2009, the Company reported revenue of $82.8 million and a net loss of $18.8 million or $0.53 per share (diluted).

“Our 24 percent quarterly revenue growth exceeds the industry growth rate and is due to the design-in success that we have had in both the storage and PCI Express switching product categories,” said Ralph Schmitt, president and CEO of PLX.  “PLX’s culture is to win and to do it in a profitable manner.  The PLX team is dedicated to reducing costs and driving growth. I am proud of their accomplishments in both of these areas in 2009. It was a difficult year but ended very positively for the company, which we believe provides a good launching point for 2010.”

GAAP Financial Comparison

Quarterly Results (in millions, except per share amounts)

	Q4 2009	Q3 2009	Q4 2008
Revenue	$26.6	$21.6	$14.2
Operating expense	$13.4	$14.2	$67.4
Operating income (loss)	$2.4	$(2.0)	$(59.0)
Net income (loss)	$2.6	$(1.9)	$(58.3)
Earnings (loss) per share (diluted)	$0.07	$(0.05)	$(2.08)

Annual Results (in millions, except per share amounts)

	2009	2008
Revenue	$82.8	$81.1
Operating expense	$62.4	$106.2
Operating income (loss)	$(15.5)	$(57.9)
Net income (loss)	$(18.8)	$(56.5)
Earnings (loss) per share (diluted)	$(0.53)	$(2.00)

Non-GAAP Financial Comparison

Quarterly Results (in millions, except per share amounts)

	Q4 2009	Q3 2009	Q4 2008
Revenue	$26.6	$21.6	$14.2
Operating expense	$12.4	$13.0	$11.5
Net income (loss)	$3.5	$(0.7)	$(2.4)
Earnings (loss) per share (diluted)	$0.09	$(0.03)	$(0.07)

Annual Results (in millions, except per share amounts)

	2009	2008
Revenue	$82.8	$81.1
Operating expense	$53.5	$47.2
Net income (loss)	$(9.8)	$2.5
Earnings (loss) per share (diluted)	$(0.27)	$0.10

Non-GAAP results exclude share-based compensation, including employee stock ownership plan (ESOP) expenses, amortization of acquired intangibles, acquisition-related expenses and impairment of long-lived assets.

“Enterprise customers drove the growth in the quarter, much of which was driven by the build-out of data centers to support cloud-based applications,” Schmitt said. “Sales of our PCI Express products reached record levels through proliferation into networking, storage, computing and embedded applications.  Sales of PLX’s consumer storage products were down due to seasonality, while we saw a rebound of our distribution-based business in connectivity devices for the communications and industrial markets.”

Product Information

PLX continues to innovate and deliver industry leading products with key customer engagements. The following products and developments were publicly announced during the quarter:

•
Introduction of the OXUFS946DSE, a quad-interface-to-dual-SATA consumer direct attached storage (DAS) controller that features the industry’s highest performance and lowest power, with integrated hardware RAID and encryption engines.

•
Launch of the PEX 8625 and PEX 8636, the industry's highest port-count (24-ports) enterprise PCI Express Gen 2 switches for the communications market.  Key benefits of the new switches include multicast and multi-host features.

•
Completion of the first design of PLX silicon using 40nm geometry, a milestone that supports the development of a variety of new solutions over the next few years, including PCI Express Gen 3 switches and highly integrated system-on-a-chip (SoC) devices.

•	Announcement of a new design with Fujitsu in which two PLX PEX 8533 PCI Express switches are providing reliable, power-saving performance in Fujitsu’s new enterprise M3000 servers.
•	Announcement that AMD is using PLX high-performance PEX 8647 PCI Express switches to enable its new flagship ATI Radeon HD 5970 dual-GPU graphics cards.

Business Outlook

The following statements are based on current expectations.  The Company does not intend to update, confirm or change this guidance until its first-quarter 2010 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the first quarter ended March 31, 2010, are expected to be between $27.0 million and $29.0 million.
•	Gross margins are expected to be approximately 56 percent.
•	Operating expenses are expected to be approximately $15.0 million. Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $900,000.

PLX management plans to conduct a conference call and Webcast today at 2:00 p.m. PST to discuss its fourth-quarter and fiscal 2009 financial results, as well as its first-quarter 2010 outlook.  A live Webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at 719.325.4930.  A recorded replay of this Webcast will be available on the PLX Website beginning 5:00 p.m. (PST) on January 25, 2010, through 5:00 p.m. (PST) on February 1, 2010.  To listen to the replay via telephone, call 719.457.0820 and use access code 4008418.

For the live Webcast, listeners should go to the PLX Web site at least 15 minutes before the event starts to download and install any necessary audio software.

About PLX

PLX Technology, Inc. (Nasdaq: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor based connectivity solutions primarily targeting the enterprise and consumer markets.  The Company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance. www.plxtech.com.

Use of Non-GAAP Financial Information

To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition-related charges, amortization of acquired intangibles and impairment charges. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the Company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook.”  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2008, and PLX’s quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Editorial contact:                                                                                                                            Company contact:
Jerry Steach                           Arthur O. Whipple, CFO
CommonGround Communications (for PLX)                                                                           PLX Technology, Inc.
Tel: 415.222.9996                         Tel: 408.774.9060
jsteach@plxtech.com                                                                                                                     investor-relations@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2009	2008	2009	2009	2008

Net revenues	$26,638	$14,173	$21,559	$82,832	$81,068
Cost of revenues	10,893	5,752	9,420	35,900	32,786
Gross margin	15,745	8,421	12,139	46,932	48,282

Operating expenses:
Research and development	7,364	6,802	7,550	31,387	27,091
Selling, general and administrative	5,132	5,416	5,608	24,719	23,368
Acquisition and restructuring related costs	-	756	171	2,900	756
Impairment of assets	-	54,272	-	-	54,272
Amortization of purchased intangible assets	854	149	854	3,416	742
Total operating expenses	13,350	67,395	14,183	62,422	106,229

Income (loss) from operations	2,395	(58,974)	(2,044)	(15,490)	(57,947)
Interest income and other, net	22	343	149	336	1,543
Loss on fair value assessment	-	-	-	(3,842)	-

Income (loss) before provision for income taxes	2,417	(58,631)	(1,895)	(18,996)	(56,404)
Provision (benefit) for income taxes	(188)	(316)	(41)	(194)	126

Net income (loss)	$2,605	$(58,315)	$(1,854)	$(18,802)	$(56,530)

Basic net income (loss) per share	$0.07	$(2.08)	$(0.05)	$(0.53)	$(2.00)
Shares used to compute basic per share amounts	37,012	28,004	37,005	35,653	28,203
Diluted net income (loss) per share	$0.07	$(2.08)	$(0.05)	$(0.53)	$(2.00)
Shares used to compute diluted per share amounts	37,355	28,004	37,005	35,653	28,203

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31	December 31
	2009	2008
	(unaudited)	(unaudited)
ASSETS

Cash and investments	$40,015	$47,127
Accounts receivable, net	9,167	5,712
Inventories	9,628	7,257
Property and equipment, net	10,856	10,590
Goodwill	1,367	-
Other intangible assets	5,640	-
Other assets	7,347	6,574
Total assets	$84,020	$77,260

LIABILITIES

Accounts payable	$6,489	$4,003
Accrued compensation and benefits	1,261	2,360
Accrued commissions	740	475
Other accrued expenses	1,657	1,219
Short term note payable	776	-
Long term note payable	1,098	-
Total liabilities	12,021	8,057

STOCKHOLDERS' EQUITY

Common stock, par value	37	28
Additional paid-in capital	153,939	132,159
Accumulated other comprehensive loss	(87)	104
Accumulated deficit	(81,890)	(63,088)
Total stockholders' equity	71,999	69,203
Total liabilities and stockholders' equity	$84,020	$77,260

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(Unaudited)
(in thousands, except per share amounts)
(not prepared in accordance with GAAP)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2009	2008	2009	2009	2008
Net Income Reconciliation
GAAP Net Income (Loss)	$2,605	$(58,315)	$(1,854)	$(18,802)	$(56,530)
Acquisition and restructuring related costs	-	756	171	2,900	756
Share-based compensation	90	768	170	2,720	3,301
Amortization of purchased intangible assets	854	149	854	3,416	742
Impairment of assets	-	54,272	-	-	54,272
Non-GAAP Net Income (Loss)	$3,549	$(2,370)	$(659)	$(9,766)	$2,541

Earnings Per Share Reconciliation
GAAP Diluted Income (Loss) Per Share	$0.07	$(2.08)	$(0.05)	$(0.53)	$(2.00)
Effect of acquisition and restructuring related costs	-	0.03	-	0.08	0.03
Effect of share-based compensation	-	0.03	-	0.08	0.12
Effect of amortization of purchased intangible assets	0.02	0.01	0.02	0.10	0.03
Effect of impairment of assets	-	1.94	-	-	1.92
Non-GAAP Diluted Income (Loss) Per Share	$0.09	$(0.07)	$(0.03)	$(0.27)	$0.10

Operating Income Reconciliation
GAAP Operating Income (Loss)	$2,395	$(58,974)	$(2,044)	$(15,490)	$(57,947)
Share-based compensation - COGS	6	12	6	91	59
Share-based compensation - R&D	96	290	62	862	1,317
Share-based compensation - SG&A	(12)	466	102	1,767	1,925
Acquisition and restructuring related costs	-	756	171	2,900	756
Amortization of purchased intangible assets	854	149	854	3,416	742
Impairment of assets	-	54,272	-	-	54,272
Non-GAAP Operating Income (Loss)	$3,339	$(3,029)	$(849)	$(6,454)	$1,124

Operating Expense Reconciliation
GAAP Operating Expenses	$13,350	$67,395	$14,183	$62,422	$106,229
Share-based compensation - R&D	(96)	(290)	(62)	(862)	(1,317)
Share-based compensation - SG&A	12	(466)	(102)	(1,767)	(1,925)
Acquisition and restructuring related costs	-	(756)	(171)	(2,900)	(756)
Amortization of purchased intangible assets	(854)	(149)	(854)	(3,416)	(742)
Impairment of assets	-	(54,272)	-	-	(54,272)
Non-GAAP Operating Expenses	$12,412	$11,462	$12,994	$53,477	$47,217

(1) Refer to "Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial information measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2009	2008	2009	2009	2008
Net Revenues by Geography
Americas	18%	27%	15%	18%	31%
Asia Pacific	73%	61%	76%	72%	56%
Europe	9%	12%	9%	10%	13%